UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 27, 2006

Xybernaut Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-21013	54-1799851
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5175 Parkstone Drive, Suite 130, Chantilly, Virginia		20151
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-480-0480

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 27, 2005, the United States Bankruptcy Court for the Eastern District of Virginia (the "Bankruptcy Court") authorized Xybernaut Corporation (the "Company"), Xybernaut Solutions, Inc. (together with the Company, the "Debtors") and LC Capital Master Fund, Ltd. ("LC Fund") to enter into a debtor-in-possession loan facility ("LC Fund DIP Credit Facility"). On March 23, 2006, the Bankruptcy Court entered an interim order (the "Interim Order") authorizing the Debtors and East River Capital LLC ("ERC") to enter into a debtor-in-possession credit facility ("ERC DIP Credit Facility"). Pursuant to the Interim Order on March 23, 2006, the Debtors and ERC entered into the ERC DIP Credit Facility which provided initial funding of $1.9 million, which the Debtors have received. On March 24, 2006, the Debtors filed with the Bankruptcy Court a complaint and motion for expedited injunctive and declaratory relief (the "Complaint") against LC Fund alleging that LC Fund breached its obligations under the LC Fund DIP Credit Facility, allegations which LC Fund has advised the Debtors that it vigorously disputes. On March 30, 2006, LC Fund filed a notice with the Bankruptcy Court appealing the Interim Order (the "Appeal").

On March 31, 2006, the Debtors entered into a settlement agreement ("Settlement Agreement") with LC Fund, the Official Committee of Equity Security Holders (the "Equity Committee") and the Official Committee of Unsecured Creditors (the "Creditors’ Committee") subject to Bankruptcy Court approval. A hearing to approve the Settlement Agreement is scheduled for April 7, 2006.

Pursuant to the Settlement Agreement, on April 3, 2006, the Debtors paid to LC Fund $100,000 for expenses, including legal fees and expenses. The Settlement Agreement provides that on the earlier of April 26, 2006, or the second business day after the final approval by the Bankruptcy Court of the ERC DIP Credit Facility, the Debtors will pay to LC Fund $300,000 for expenses, including legal fees and expenses, and any amount in excess of such expenses will be in consideration of the concessions made by LC Fund in settlement. Pursuant to the proposed order approving the settlement agreement filed with the Bankruptcy Court on April 5, 2006 (the "Proposed Settlement Order"), such $300,000 payment to LC Fund will be a superpriority administrative expense claim against the Debtors’ estates which must be satisfied from the first proceeds under the ERC DIP Credit Facility beyond the interim funding. The superpriority administrative expense claim granted to LC Fund will be subordinate to the superpriority administrative expense claim previously granted to ERC in respect of the ERC DIP Credit Facility.
The Settlement Agreement provides that instead of a 15% sale participation right as provided for in the LC DIP Credit Facility, the Debtors will pay to LC Fund 2.5% of all gross sale proceeds from the sale of the Debtors’ assets or their business, in whole or in part, in excess of $5 million and up to $10 million, and 3.5% of any gross sale proceeds in excess of $10 million (the "Senior Secured Sale Proceeds Interest"). The Settlement Agreement provides that the Senior Secured Sale Proceeds Interest will be a senior secured lien right of LC Fund, and this right will continue through and including one year after the confirmation of a chapter 11 plan or plans for the Debtors. Pursuant to the Proposed Settlement Order, this lien (i) will be subordinate to the lien granted to ERC under the ERC DIP Credit Facility until the gross proceeds from the sale of the Debtors’ assets are equal to $5 million, (ii) will be pari passu with the ERC DIP Credit Facility liens in the ratio of 2.5% for LC Fund and 97.5% for ERC until the earlier of (a) full payment of ERC under the ERC DIP Credit Facility and (b) the receipt of gross proceeds from the sale of the Debtors’ assets equal $10 million, and thereafter (iii) will be an unsubordinate senior lien.

The Settlement Agreement also requires the Debtors to withdraw with prejudice the Complaint and LC Fund to withdraw with prejudice the Appeal promptly after entry of the order approving the Settlement Agreement.

On March 28, 2006, the Bankruptcy Court entered a stipulation and order (the "Original Stipulation and Order") approving a certain settlement by and among the Debtors, the Equity Committee and the Creditors’ Committee. Pursuant to the Original Stipulation and Order, a segregated escrow account will be established for the benefit of the general unsecured creditors (the "GUC Escrow Account"). Upon the Debtors’ receipt of additional funding from ERC beyond the initial funding of $1.9 million, the Debtors will place $300,000 into the GUC Escrow Account. Upon the closing of any sale of the Debtors’ assets and to the extent the proceeds satisfy obligations of the Debtors owing to post-petition lender(s), certain fees and expenses and all other undisputed administrative and priority claims (with the exception of certain professional fees), the Debtors will place an additional $1.7 million of such sale proceeds into the GUC Escrow Account. The professionals of the Creditors’ Committee can charge $500,000 of fees and expenses against the GUC Escrow Account. Before the Debtors can receive any financing in addition to the initial loan amount, the Debtors must achieve the milestone agreed upon with the counsel to the Creditors’ Committee relating to receipt of a sale offer. A letter documenting this obligation will be filed under seal with the Bankruptcy Court. The Debtors must also continue to engage an investment banker acceptable to the Creditors’ Committee. Pursuant to the Original Stipulation and Order, the Creditors’ Committee will also receive weekly sale reports from Debtors.

Pursuant to the Settlement Agreement, the Debtors will execute, file and request the Bankruptcy Court to enter a superseding stipulation and order (the "Superseding Stipulation and Order") to amend the Original Stipulation and Order. The Superseding Stipulation and Order would provide that the Debtors will place $200,000 (instead of $300,000) into the GUC Escrow Account upon receipt of additional funding from ERC beyond the initial loan amount, and the Debtors will place an additional $1.8 million (instead of $1.7 million) of sale proceeds into the GUC Escrow Account if the obligations of the Debtors described in the previous paragraph are satisfied, including the $300,000 payment to LC Fund due under the Settlement Agreement. The Superseding Stipulation and Order also removes certain references to LC Fund that were in the Original Stipulation and Order. The Superseding Stipulation and Order is the same as the Original Stipulation and Order in all other respects.

Pursuant to the Settlement Agreement, the Debtors, LC Fund, the Equity Committee and the Creditors’ Committee have executed full releases which will be effective upon Bankruptcy Court approval of the Settlement Agreement.
Upon entry of a final order approving the Settlement Agreement by the Bankruptcy Court, the LC Fund DIP Credit Facility will be terminated and neither the Debtors nor LC Fund will have any further rights or obligations thereunder, including the right of LC Fund to receive warrants under a reorganization plan.

The Settlement Agreement will expire at 5:00 p.m. on April 7, 2006, if the Bankruptcy Court has not entered an order approving the Settlement Agreement, unless the parties agree in writing to extend such deadline. However, the expiration will automatically extend to 5:00 p.m. on April 11, 2006, if the hearing on the ERC DIP Credit Facility and the Equity Committee objection and motion is adjourned to April 26, 2006.

As previously disclosed in Item 1.01 of Form 8-K filed on March 29, 2006, the final order approving the ERC DIP Credit Facility must provide that the Debtors have no further obligations to LC Fund under the LC Fund DIP Credit Facility in order to receive funding beyond the $1.9 million already received. Pursuant to the Settlement Agreement described above, the Debtors will have further obligations to LC Fund. ERC is taking the position that the Settlement Agreement is inconsistent with the protections granted to ERC in the Interim Order and the ERC DIP Credit Facility. The Company is currently in discussions with ERC regarding this issue but no resolution has been reached.

A copy of the Settlement Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

As previously disclosed in Item 1.01 of Form 8-K filed on May 20, 2005, Perry L. Nolen entered an employment agreement (the "Agreement") with the Company effective April 26, 2005 as Chief Executive Officer. Pursuant to the Agreement, Mr. Nolen receives an annual salary of $225,000. On January 27, 2006, the Board of Directors of the Company approved an increase to $275,000 annually for Mr. Nolen effective February 1, 2006. Due to the financial condition of the Company, Mr. Nolen has elected to defer additional compensation until such time as the Company has sufficient funding.

Item 1.02 Termination of a Material Definitive Agreement.

Upon entry of a final order approving the Settlement Agreement by the Bankruptcy Court, the LC Fund DIP Credit Facility between the Debtors and LC Fund will be terminated. Upon termination, neither the Debtors nor LC Fund will have any further rights or obligations thereunder. The terms of the LC Fund DIP Credit Facility were previously reported in Item 1.01 of the Form 8-K filed on November 21, 2005 and such Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Settlement Agreement between Xybernaut Corporation, Xybernaut Solutions, Inc., the Official Committee of Equity Security Holders, the Official Committee of Unsecured Creditors and LC Capital Master Fund, Ltd.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xybernaut Corporation

April 6, 2006	By:	/s/ John F. Moynahan

Name: John F. Moynahan
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Settlement Agreement between Xybernaut Corporation, Xybernaut Solutions, Inc., the Official Committee of Equity Security Holders, the Official Committee of Unsecured Creditors and LC Capital Master Fund, Ltd.